SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM 8-K
                             ----------------------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Earliest Event Reported: October 5, 2001

                           GENESIS REALTY GROUP, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                     000-32037                    65-0963722
State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation or                                          Identification No.)
Oganization)

              1221 Brickell Blvd., Suite 900, Miami, Florida 33131 (Address of principal executive offices, including zip code)

                                  (305)539-0900
              (Registrant's telephone number, including area code)

                 Former name of Registrant: i-Realty Group, Inc.

Item 1. Changes in Control of Registrant.

On October 5, 2001, as a result of the Share Purchase Agreement (the "Purchase Agreement") entered into between Genesis Realty Group, Inc. ("Genesis Realty" or the "Company") and Glick Global Development, LLC ("Glick Global"), Glick Global purchased 17,078,661 shares of common stock of Genesis the Company for an aggregate consideration of $170,786.61 to be paid in the form of a non-recourse promissory note. The promissory note is in the principal amount of $179,786.61 and bears interest at an annual rate equivalent to 6.0% per annum and is due and payable on October 4, 2005. Such note is secured by the 17,078,661 Genesis realty shares. On such date, Michael D. Farkas resigned as President of the Company and Jamee Kalimi resigned as Vice President, Secretary and Director of the Company. Jeffrey Glick and Darren Glick were appointed to the Board of Directors and Jeffrey Glick was named as the Chief Executive Officer of the Company and Darren Glick was named as President and Secretary of the Company. Michael D. Farkas remained on the Company's Board of Directors.

The Share Purchase Agreement was adopted, ratified and approved by the members of the Board of Directors of the Company and by the Board of Directors of Glick Global. The basis of the "control" by Glick Global is its stock ownership in Genesis Realty. See the table below.

A copy of the Agreement accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

The following table contains information regarding shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's issued and outstanding common stock, after taking into account the completion of the Purchase Agreement:

                                                     Amount and Nature       Percent
                                                     of Benefici             of
Name                          Title                  Ownership               Class
----                          -----                  ---------               -----
Glick Global
Development LLC         Shareholder                     17,078,661            87.22%

Jeffrey Glick           Chief Executive Officer

Darren Glick            President and Secretary

Michael D. Farkas       Director                           988,200             5.05%



All directors and executive officers
as a group                                               1,004,389             5.13%

Exhibits pursuant to Item 601 of Regulation S-B:

Exhibit No.              Description

10                       Share Purchase Agreement with Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS REALTY GROUP, INC.


/s/ Darren Glick
----------------------------------
By: DARREN GLICK, President

Date: October 24, 2001